EXHIBIT 23.1


                          INDEPENDENT AUDITORS CONSENT

          We consent to the incorporation by reference in this Registration Statement of Vineyard National Bancorp on Form S-8 of our report dated February 1, 2002 incorporated by reference in the Annual Report on Form 10-K of Vineyard National Bancorp for the year ended December 31, 2001.


/S/ VAVRINEK, TRINE, DAY & CO., LLP
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Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
June 14, 2002